SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

                          BLUGRASS ENERGY INC.
 (Exact name of Company as specified in its charter)

                            Nevada
(State or other jurisdiction of incorporation)

333-135852	20-4952339
(Commission File Number)	(IRS Employer Identification No.)

13465 Midway Road, Suite 322, LB 10, Dallas, Texas 75244
(Address of principal executive offices)                (Zip Code)

Company’s telephone number, including area code:  (972) 404-9995

____________________________________________
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.03.          Material Modification to Rights of Security Holders.

On March 18, 2011, the Board of Directors of Blugrass Energy Inc. (the “Company”) approved a 5-to-1 reduction in the number of shares of the Company’s authorized common stock, and a corresponding 5-to-1 decrease in the number of issued and outstanding shares of the Company’s common stock (reverse split).

On May 16, 2011, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”), clearing the reverse split.  According to FINRA’s approval, the reverse split will take effect at the open of business on May 17, 2011 (the “Effective Date”).  On the Effective Date, the Company’s trading symbol will be changed from “BLUG” to “BLUGD” for 20 business days, after which the Company’s trading symbol will revert to BLUG.

As a result of the reverse split, the number of authorized shares of the Company’s common stock has been reduced, from 500,000,000 shares to 100,000,000 shares.  Also as a result of the reverse split, each five shares of the Company’s common stock issued and outstanding on the Effective Date will represent one share of the Company’s common stock. Fractional shares existing as a result of the reverse split will be rounded up to the nearest whole share.

The Company has filed a Certificate of Change with the Nevada Secretary of State to formalize the reverse split.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2011, the Company filed a Certificate of Change with the Nevada Secretary of State to formalize the reverse split described in Item 3.03 of this Report.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2011	BLUGRASS ENERGY INC.

	By:	/s/ Abram Janz
Abram Janz President and Chief Executive Officer